1 Q3 2013 Operations Review October 21, 2013 Sonic Automotive, Inc. Exhibit 99.2

Forward-Looking Statements
Sonic Automotive, Inc.
This presentation contains “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995.  These statements relate to future events, are not historical facts and are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  These statements can generally be identified by lead-in words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “may”, “will”
and other similar words.  Statements that describe our Company’s objectives, plans or goals are also forward-looking statements.  Examples of such forward-looking information we may be discussing in this presentation include, without limitation, further implementation of our operational strategies and playbooks, future debt retirement, capital expenditures, operating margins and revenues, inventory levels and new vehicle industry sales volume.
You are cautioned that these forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties include, among other things, (a) economic conditions in the markets in which we operate, (b) the success of our operational strategies, (c) our relationships with the automobile manufacturers and (d) new and pre-owned vehicle sales volume. These risks and uncertainties, as well as additional factors that could affect our forward-looking statements, are described in our
Form 10-K for the year ending December 31, 2012.
These forward-looking statements, risks, uncertainties and additional factors speak only as of the date of this presentation.  We undertake no obligation to update any such statements.

Contents
Quarter in Review
Financial Results
Operations Recap
Summary and Outlook
As we disclosed in Sonic’s press release issued earlier this morning, Sonic is currently in the process of evaluating the impact of a positive tax gain relating to the extinguishment of
Sonic’s 5% Convertible Senior Notes in 2011 and 2012, including the allocation of this gain, if any, over prior reporting periods. Once this process is completed, Sonic will issue a new press release disclosing Net Income and Earnings Per Share amounts for the third quarter of 2013. Accordingly, please understand that management will refrain from answering any questions on this conference call related to Net Income, EPS or any other metrics that may be affected by the final calculation and allocation of this tax gain.
Sonic Automotive, Inc.

Overall Results
Revenue Growth – Up 5.4%
New retail revenue up 5.3% - volume up 2.5%
Used unit volume up 3.8%
F&I revenue up 6.8%
Fixed operations revenue up 7.8%
Gross Profit Growth – Up 7.1%
SG&A at 78.1% - Includes Initiative Expenses
Sonic Automotive, Inc.

Q3 2013 Results
B/(W) than Q3 2012
(amounts in millions, except per share data)
Q3 2013 $ %
Revenue $ 2,242 $ 114 5%
Gross Profit $ 326 $ 22 7%
Operating Profit $ 58 $ 0 0%
SG&A as % of Gross 78.1% (80 bps)
5 Sonic Automotive, Inc.

SG&A to Gross 6 Sonic Automotive, Inc. Q3 2013 Q3 2012 78.1% 77.3%

Sonic Automotive, Inc.
SG&A to Gross

Targeting Below 77% for the Full Year – Adjusted for
Initiatives
Sonic Automotive, Inc.
Q3 2013
Reported
Less: Pre-
Owned
Specialty Retail
Less:
Customer
Experience
Less: SOX Q3 2013 Adj
for Initiatives
78.1%
(0.5%)
(0.5%)
(0.4%)
76.7%

(amounts in millions)
YTD 2013
Estimated
2013
Real Estate Acquisitions $ 46.8 $ 66.4
All Other Cap Ex 80.7 104.6
Subtotal $ 127.5 $ 171.0
Less: Mortgage Funding (53.7) (53.7)
Total Cash Used – Cap Ex $ 73.8 $ 117.3
Capital Spending
Note – Spending excludes the effect of  franchise acquisitions.
Sonic Automotive, Inc.

Debt Covenants
Compliant with all Covenants
Sonic Automotive, Inc.
Covenant
Actual Q3
2013
Liquidity Ratio >= 1.05 1.15
Fixed Charge Coverage Ratio >= 1.20 1.74
Total Lease Adjusted Leverage
Ratio
<= 5.50 4.07

10 (shares in thousands) Shares Average Price YTD Q3 2013 Activity 642 $22.56 Unused authorization of approximately $135.1 million Share Repurchases Sonic Automotive, Inc.

Q3 2013 Q3 2012 B/(W)
Volume 34,087 33,264 2.5%
Selling Price $ 35,777 $ 34,828 2.7%
Gross Margin % 5.9% 5.7% 20 bps
GPU $ 2,094 $1,995 $ 99
Gross Profit $ 71 million $ 66 million 7.5%
SAAR (includes fleet)
15.6 million 14.4 million 8.3%

New Retail Vehicles
Sonic Automotive, Inc.

Q3 2013 Q3 2012 B/(W)
Retail Volume 27,632 26,610 3.8%
Used Retail GPU $ 1,411 $ 1,336 $ 74
Used Related Retail Gross* $ 86 million $ 80 million $ 6 million
Used to New 0.81 : 1 0.80 : 1 0.01
Vehicles / store / month 91 89 2

Used Retail Vehicles
Sonic Automotive, Inc.
* -
Includes front-end gross plus F&I related gross and fixed operations related gross

B/(W) than Q3
2012
(amounts in millions)
Q3 2013 $ %
Revenue $ 310 $ 22 7.8%
Gross Profit $ 149 $ 9 6.1%
Fixed Operations
Sonic Automotive, Inc.
• Customer Pay Up 4.5%
• Whsl. Parts Up 8.7%
• Internal & Sublet Up 6.7%
• Warranty Up 14.8%
QTD YOY Gross Profit Change Breakdown:

• SCORES (CRM)
• CX Electronic Leads Template
Updates
• E-Sales Process Alignment
• eLead Call Center Updates
• Sales Process Application
Development
– Showroom Application
– Desking
– SIMS Upgrade
– Paperless
– New Vehicle Delivery Process
– F&I
• Service Advisor Walk-Around
Alignment
• Point of Purchase Materials
• CX CRM Communications
• True Price Brand Positioning with
Sonic Brand
• Loyalty Program
• Garage Application / Customer
Information Portal
• Soft Customer Experience Elements
• Web User Experience Updates
• Social Media
• Public Relations
• Internal Communications Strategy/
Associate Communication Adoption
Plan
• Pay Plan Alterations
• Network Enhancements at Store Level
• Playbook Updates
• Sonic Brand Training
• Fully Integrated Training
• Sonic Retail Branding
• CX Advertising Launch
14 Sonic Automotive, Inc.

15 Pre-Owned Specialty Retail Sonic Automotive, Inc.

Summary
Effects of True Price normalized
Inventory positioned for successful Q4
Added to revenue base with Mercedes and BMW acquisitions
Pre-owned specialty retail concept leverages one of our core competencies
Expect “One Sonic-One Experience” to create a competitive advantage
Tighten annual guidance for adjusted diluted EPS from continuing operations of $1.96 to $2.03
Sonic Automotive, Inc.

17 Sonic Automotive, Inc.